FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 8, 2017	Kristina Waugh 318-340-5627
kristina.r.waugh@centurylink.com

CenturyLink reports third quarter 2017 results
Includes separate results for CenturyLink and Level 3 Communications
MONROE, La. — CenturyLink, Inc. (NYSE: CTL) reports results for CenturyLink and Level 3 Communications1 for third quarter 2017.

CenturyLink - Third Quarter 2017 Results
“We’re excited to have completed the Level 3 acquisition last week. We believe this combination creates one of the world’s most powerful networks. Together, we have a compelling set of assets, the scale to compete globally and the opportunity to drive significant operational efficiencies,” said Glen F. Post, III, CenturyLink chief executive officer.

Although below our expectations, CenturyLink's third quarter 2017 high bandwidth services revenue increased more than five percent on a normalized basis year-over-year. This, together with Level 3's performance, reflects the continuing growth in demand for bandwidth and supports our belief that our increased scale and reach creates even greater potential for us to win in the marketplace. In addition, our commitment to enable market-leading customer experience and drive efficiencies into our business, gives us great opportunity to grow adjusted EBITDA and free cash flow,” concluded Post.

•	Achieved operating revenues of approximately $4.0 billion

•	Generated operating income of $487 million

•	Generated adjusted EBITDA[2] of $1.40 billion, excluding special items[2]

•	Achieved net income of $92 million and diluted EPS of $0.17

•	Generated adjusted net income[2] of $228 million and adjusted diluted EPS[2] of $0.42, excluding special items
Operating revenues for third quarter 2017 were $4.03 billion compared to $4.38 billion in third quarter 2016. Core revenues3 for third quarter 2017 were $3.60 billion compared to $3.92 billion in third quarter 2016 driven by the decline in legacy3,4 revenues, as well as the approximate $150 million revenue reduction due to the May 1, 2017 sale of the data centers and colocation business (Colocation Sale).

Enterprise segment5 revenues were $2.17 billion, a decrease of 11.2% from third quarter 2016, primarily due to the revenue reduction associated with the Colocation Sale, as well as the decline in legacy and data integration revenues. Excluding the impacts of the Colocation Sale and contracted price reductions for a wholesale customer in second quarter 2017, Enterprise strategic revenues grew 4.2% and high-bandwidth data services revenues increased 5.5% year-over-year.
Consumer segment5 revenues were $1.39 billion, a decrease of 5.8% from third quarter 2016, primarily due to a decline in legacy voice revenues, as well as lower video revenues due to the restructuring of a satellite video contract in first quarter 2017. Broadband revenue was flat year-over-year primarily driven by higher average revenue per unit (ARPU) offsetting the approximately 100,000 broadband subscriber decline primarily due to a significant decrease in lower speed sales.
Operating expenses6 decreased to $3.55 billion from $3.79 billion in third quarter 2016, driven by a reduction in depreciation expense, along with expense reductions related to the Colocation Sale and lower salaries and wages expense related to the headcount reduction in fourth quarter 2016. Excluding special items, operating expenses were $3.55 billion compared to $3.78 billion in third quarter 2016.
Operating income decreased to $487 million from $593 million in third quarter 2016 primarily due to the decline in higher margin legacy revenues.
Adjusted EBITDA 2 excluding special items, decreased to $1.40 billion from $1.60 billion in third quarter 2016 primarily due to the decline in higher margin legacy revenues.
Net income and diluted earnings per share (EPS) were $92 million and $0.17, respectively, for third quarter 2017, compared to $152 million and $0.28, respectively, for third quarter 2016. The decrease in net income and diluted EPS was due primarily to the decline in operating income.
Adjusted net income2 and adjusted diluted EPS 2 exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of certain intangible assets related to major acquisitions closed since mid-2009, and the non-cash after-tax impact to interest expense relating to the assignment of fair value to the outstanding debt assumed in connection with those acquisitions. Excluding these items, CenturyLink’s adjusted net income for third quarter 2017 was $228 million compared to adjusted net income of $305 million in third quarter 2016. Third quarter 2017 adjusted diluted EPS was $0.42 compared to $0.56 in the year-ago period due to lower adjusted net income.
The accompanying financial schedules provide additional details regarding CenturyLink’s special items and reconciliations of non-GAAP financial measures for the three and nine months ended September 30, 2017 and 2016.
Level 3 Communications1 - Third Quarter 2017 Results
“Level 3 delivered a solid third quarter with continued margin expansion and strong Free Cash Flow generation,” said Jeff Storey, CenturyLink president and chief operating officer. “As a combined company, we are focused on executing against our integration plans, delivering a differentiated customer experience and driving profitable growth.”
•Net Income was $157 million

•	Adjusted EBITDA[2] grew to $752 million, excluding $31 million of CenturyLink acquisition-related expenses

•	Generated Cash Flows from Operating Activities of $701 million and Free Cash Flow[2] of $379 million, excluding $10 million of cash used for CenturyLink acquisition-related expenses
Total revenue was $2.059 billion for third quarter 2017, compared to $2.033 billion for the third quarter 2016. Total Core Network Services (CNS) revenue was $1.963 billion in third quarter 2017, increasing 1.8% year-over-year on a reported basis, and 1.5% year-over-year on a constant currency basis.

For third quarter 2017, total Enterprise CNS revenue, excluding UK Government revenue, was $1.453 billion, which grew 3.4% year-over-year on a reported basis, and 3.3% year-over-year on a constant currency basis.
In the third quarter 2017, Level 3 generated net income of $157 million and basic earnings per share of $0.43.
These Level 3 results are included in a supplemental schedule attached hereto and are also available on CenturyLink’s investor relations Web site at ir.centurylink.com.
Outlook
The company anticipates standalone CenturyLink full-year 2017 results to be below its full-year guidance provided in February of this year (adjusted for the Colocation Sale), primarily due to lower strategic revenue growth during the course of the year and higher capital expenditures than originally anticipated.
CenturyLink is reiterating standalone Level 3 full-year 2017 outlook for Adjusted EBITDA of $2.94 to $3.00 billion and Free Cash Flow of $1.10 to $1.16 billion. All other Level 3 outlook measures also remain unchanged.

All 2017 guidance figures and 2017 outlook statements included in this release (i) speak as of November 8, 2017 only, (ii) include the financial impact of CenturyLink's sale of its data centers and colocation business effective May 1, 2017, (iii) exclude the effects of special items, future impairment charges, future changes in regulation, future changes in tax laws, accounting rules or our accounting policies, unforeseen litigation or contingencies, integration expenses associated with the Level 3 acquisition and other major acquisitions, any changes in our expected pension fundings, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures, joint ventures or other similar business transactions. All 2017 guidance figures and 2017 outlook statements for standalone CenturyLink exclude the financial impact of acquiring Level 3 on November 1, 2017. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see "Reconciliation to GAAP" below and the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, November 8, 2017. The conference call will be streamed live over CenturyLink's website at ir.centurylink.com. Additional information regarding third quarter 2017 results, including the presentation management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International).

A telephone replay of the call will be available beginning at 7:00 p.m. CST on November 8, 2017, and ending November 15, 2017, at 11:59 p.m. CST. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21860392. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. CST on November 8, 2017, and ending February 6, 2018 at 7:00 p.m. CST.

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to adjusted EBITDA, free cash flow, adjusted free cash flow, unlevered cash flow, core revenues, adjusted net income, adjusted diluted EPS and adjustments to GAAP measures to exclude the effect of special items or currency fluctuations. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.

Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the current report on form 8-K that we intend to file later today. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies and, as noted in Note 2 below, calculates certain of its non-GAAP measures differently from Level 3.
About CenturyLink
CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our legacy offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to timely realize the anticipated benefits of our recently-completed acquisition of Level 3, including our ability to attain anticipated cost savings, to use Level 3’s net operating losses in the amounts projected, to retain key personnel and to avoid unanticipated integration disruptions; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to provision them efficiently to our customers, and to introduce new offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, service outages, security breaches or similar events impacting our network; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our debt repayments, capital expenditures, operating costs, periodic share repurchases, dividends, pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to maintain favorable relations with our key business partners, customers, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our network buildout project and our other expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of terrorism, adverse weather or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (the “SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to place undue reliance upon any of our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any of our forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

(1)	On November 1, 2017, CenturyLink acquired Level 3 Communications, Inc. through successive merger transactions, including a merger of Level 3 into its successor-in-interest, Level 3 Parent, LLC.
(2)
See attachments for reconciliations of non-GAAP figures used by CenturyLink and Level 3 to comparable GAAP figures. As illustrated in these attached reconciliation statements, CenturyLink and Level 3 have historically defined their respective non-GAAP measures differently.

(3)
Core revenues is a non-GAAP measure defined as strategic revenues plus legacy revenues (excludes data integration and other revenues) as described further in the attached schedules. Strategic revenues primarily include broadband, Multiprotocol Label Switching (MPLS), Ethernet, colocation, hosting, cloud, video, VoIP and IT services. Legacy revenues primarily include voice, private line (including special access), switched access and other ancillary services.

(4)
Beginning second quarter 2017, certain legacy services, specifically dark fiber network leasing, were reclassified from legacy services to strategic services. Beginning second quarter 2016, private line (including special access) revenues were reclassified from strategic services to legacy services. All historical periods have been restated to reflect this change.

(5)	All references to segment data herein reflect certain adjustments described in the attached schedules.
(6)
In first quarter 2017, CenturyLink elected to adopt the accounting rules (ASU 2017-07) which modified the presentation of net periodic pension and postretirement benefit costs. All historical periods have been restated to reflect this change.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended September 30,		Increase / (decrease)	Nine months ended September 30,		Increase / (decrease)
	2017	2016		2017	2016
OPERATING REVENUES *
Strategic	$1,892	2,027	(7)%	5,820	6,070	(4)%
Legacy	1,705	1,888	(10)%	5,235	5,790	(10)%
Data integration	134	163	(18)%	385	402	(4)%
Other	303	304	—%	893	919	(3)%
Total operating revenues	4,034	4,382	(8)%	12,333	13,181	(6)%

OPERATING EXPENSES
Cost of services and products	1,927	1,996	(3)%	5,705	5,845	(2)%
Selling, general and administrative **	710	798	(11)%	2,404	2,450	(2)%
Depreciation and amortization	910	995	(9)%	2,739	2,958	(7)%
Total operating expenses	3,547	3,789	(6)%	10,848	11,253	(4)%

OPERATING INCOME	487	593	(18)%	1,485	1,928	(23)%

OTHER (EXPENSE) INCOME
Interest expense	(362)	(327)	11%	(1,000)	(998)	—%
Other income (expense), net **	14	(17)	(182)%	1	16	(94)%
Income tax expense	(47)	(97)	(52)%	(214)	(362)	(41)%
NET INCOME	$92	152	(39)%	272	584	(53)%
BASIC EARNINGS PER SHARE	$0.17	0.28	(39)%	0.50	1.08	(54)%
DILUTED EARNINGS PER SHARE	$0.17	0.28	(39)%	0.50	1.08	(54)%

AVERAGE SHARES OUTSTANDING
Basic	541,521	539,806	—%	541,113	539,411	—%
Diluted	541,963	540,917	—%	541,879	540,493	—%

DIVIDENDS PER COMMON SHARE	$0.54	0.54	—%	1.62	1.62	—%

*
During the second quarter of 2017, CenturyLink determined that certain of its legacy services, specifically its dark fiber network leasing, are more closely aligned with CenturyLink's strategic services than with its legacy services. As a result, CenturyLink now reflects these operating revenues as strategic services, and CenturyLink has reclassified certain prior period amounts to conform to this change. The revision resulted in an increase of revenue from strategic services and a corresponding decrease in revenue from legacy services of $12 million and $36 million for the three and nine months ended September 30, 2016, respectively.

**
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $2 million and $11 million reduction in operating income and a corresponding decrease in other (expense) income, net for the three and nine months ended September 30, 2016, respectively.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
(UNAUDITED)
(Dollars in millions)
	As of September 30, 2017	As of December 31, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$160	222
Other current assets	2,534	4,940
Total current assets	2,694	5,162

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	41,352	39,194
Accumulated depreciation	(23,718)	(22,155)
Net property, plant and equipment	17,634	17,039

GOODWILL AND OTHER ASSETS
Goodwill	19,638	19,650
Restricted cash	6,004	2
Other, net	4,566	5,164
Total goodwill and other assets	30,208	24,816

TOTAL ASSETS	$50,536	47,017

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$124	1,503
Other current liabilities	3,142	3,846
Total current liabilities	3,266	5,349

LONG-TERM DEBT	24,854	18,185
DEFERRED CREDITS AND OTHER LIABILITIES	9,456	10,084
STOCKHOLDERS' EQUITY	12,960	13,399

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,536	47,017

	CenturyLink, Inc.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
	(UNAUDITED)
	(Dollars in millions)

		Nine months ended
		September 30, 2017 *	September 30, 2016 *
	OPERATING ACTIVITIES
	Net income	$272	584
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depreciation and amortization	2,739	2,958
	Deferred income taxes	(243)	32
	Loss on the sale of data centers and colocation business	82	—
	Impairment of assets held for sale	11	1
	Provision for uncollectible accounts	127	144
	Net loss on early retirement of debt	5	27
	Share-based compensation	64	60
	Changes in current assets and liabilities, net	(209)	(129)
	Retirement benefits	(181)	(143)
	Changes in other noncurrent assets and liabilities, net	(54)	(41)
	Other, net	87	19
	Net cash provided by operating activities	2,700	3,512
	INVESTING ACTIVITIES
	Payments for property, plant and equipment and capitalized software	(2,363)	(2,010)
	Cash paid for acquisitions	(5)	(24)
	Proceeds from the sale of data centers and colocation business, less cash sold	1,467	—
	Proceeds from sale of property	51	22
	Net cash used in investing activities	(850)	(2,012)
	FINANCING ACTIVITIES
	Net proceeds from issuance of long-term debt	6,608	2,161
	Proceeds from financing obligation	356	—
	Payments of long-term debt	(1,612)	(2,436)
	Net payments on 2012 credit facility and revolving line of credit	(370)	(325)
	Dividends paid	(881)	(876)
	Proceeds from issuance of common stock	5	5
	Shares withheld to satisfy tax withholdings	(16)	(15)
	Net cash provided by (used in) financing activities	4,090	(1,486)
	Net increase in cash, cash equivalents and restricted cash	5,940	14
*	Cash, cash equivalents and restricted cash at beginning of period	224	128
*	Cash, cash equivalents and restricted cash at end of period	$6,164	142

*
In the second quarter of 2017, CenturyLink adopted Accounting Standards Update ("ASU") 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)" ("ASU 2016-18"), which requires that a statement of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents as compared to the prior presentation, which explained only the change in cash and cash equivalents. ASU 2016-18 is effective January 1, 2018, but early adoption is permitted and requires retrospective application of the requirements to all previous periods presented. This change was applied on a retrospective basis to all previous periods to match the current period presentation with immaterial impact.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three months ended September 30, 2017				Three months ended September 30, 2016
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Adjusted EBITDA and adjusted EBITDA margin
	Operating income *	$487	—	(1)	487	593	(8)	(2)	601
	Add: Depreciation and amortization	910	—		910	995	—		995
	Adjusted EBITDA	$1,397	—		1,397	1,588	(8)		1,596

	Revenues	$4,034	—		4,034	4,382	—		4,382

	Operating income margin (operating income divided by revenues)	12.1%			12.1%	13.5%			13.7%

	Adjusted EBITDA margin (adjusted EBITDA divided by revenues)	34.6%			34.6%	36.2%			36.4%

Adjusted free cash flow
	Adjusted EBITDA				$1,397				1,596
	Less: Capital expenditures (3)				(749)				(740)
	Less: Cash paid for interest, net of amounts capitalized				(293)				(262)
	Less: Pension and postretirement impacts (4)				(125)				(115)
	Less: Cash paid for income taxes, net				(118)				(323)
	Less: Ongoing EBITDA impacts of ASC 840-40 on sale of data centers				(25)				—
	Add: Share-based compensation				21				20
	Add: Other (expense) income, net *				1				10
	Adjusted free cash flow (5)				$109				186

SPECIAL ITEMS
(1) -
Costs related to CenturyLink's acquisition of Level 3 ($37 million) offset by a favorable adjustment to the loss associated with the sale of CenturyLink's data centers and colocation business $37 million.

(2) -
Includes severance costs associated with reduction in force initiatives ($4 million), integration costs associated with CenturyLink's acquisition of Qwest ($1 million), costs associated with a large billing system integration project ($7 million), less an offsetting gain on the sale of a building $4 million.

ADJUSTED FREE CASH FLOW
(3) -	Excludes $4 million in third quarter 2017 and $6 million in third quarter 2016 of capital expenditures related to the integration of Qwest and Savvis.
(4) -
2017 includes net periodic pension benefit expense of $1 million, net periodic postretirement benefit expense of $34 million, contributions to our qualified pension plan trust of ($100 million) and ($1 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($74 million) offset by participant contributions $13 million and direct subsidy receipts $2 million.

-
2016 includes net periodic pension benefit income of ($18 million), net periodic postretirement benefit expense of $36 million, contributions to our qualified pension plan trust of ($100 million) and ($2 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($47 million) offset by participant contributions $14 million and direct subsidy receipts $2 million.

(5) -	Excludes special items identified in items (1) and (2).
*
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized below operating income in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $2 million reduction in operating income and a corresponding decrease in total other expense, net for the three months ended September 30, 2016.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Nine months ended September 30, 2017				Nine months ended September 30, 2016
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	items		items	reported	items		items
Adjusted EBITDA and adjusted EBITDA margin
	Operating income *	$1,485	(141)	(1)	1,626	1,928	(42)	(3)	1,970
	Add: Depreciation and amortization	2,739	(6)	(2)	2,745	2,958	—		2,958
	Adjusted EBITDA	$4,224	(147)		4,371	4,886	(42)		4,928

	Revenues	$12,333	—		12,333	13,181	—		13,181

	Operating income margin (operating income divided by revenues)	12.0%			13.2%	14.6%			14.9%

	Adjusted EBITDA margin (adjusted EBITDA divided by revenues)	34.2%			35.4%	37.1%			37.4%

Adjusted free cash flow
	Adjusted EBITDA				$4,371				4,928
	Less: Capital expenditures (4)				(2,358)				(1,995)
	Less: Cash paid for interest, net of amounts capitalized				(917)				(922)
	Less: Pension and postretirement impacts (5)				(181)				(143)
	Less: Cash paid for income taxes, net				(378)				(344)
	Less: Ongoing EBITDA impacts of ASC 840-40 on sale of data centers				(40)				—
	Add: Share-based compensation				64				60
	Add: Other (expense) income, net *				(12)				43
	Adjusted free cash flow (6)				$549				1,627

SPECIAL ITEMS
(1) -
Costs related to CenturyLink's acquisition of Level 3 ($65 million), a loss associated with the sale of CenturyLink's data centers and colocation business ($82 million), partially offset by the termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business $50 million, which were substantially offset by additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting ($44 million).

(2) -
Termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business ($50 million), which were substantially offset by additional depreciation expense adjustment recorded of $44 million on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting.

(3) -
Includes severance costs associated with reduction in force initiatives ($25 million), integration costs associated with CenturyLink's acquisition of Qwest ($8 million) and costs associated with a large billing system integration project ($13 million), less an offsetting gain on the sale of a building $4 million.

ADJUSTED FREE CASH FLOW
(4) -	Excludes $5 million in 2017 and $15 million in 2016 of capital expenditures related to the integration of Qwest and Savvis.
(5) -
2017 includes net periodic pension benefit expense of $4 million, net periodic postretirement benefit expense of $102 million, contributions to our pension plan trust of ($100 million) and ($4 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($231 million) offset by participant contributions $41 million and direct subsidy receipts $7 million.

-
2016 includes net periodic pension benefit income of ($56 million), net periodic postretirement benefit expense of $107 million, contributions to our pension plan trust of ($100 million) and ($5 million) of benefits paid to participants of CenturyLink's non-qualified pension plans. Postretirement contributions included benefits paid by company ($136 million) offset by participant contributions $43 million and direct subsidy receipts $4 million.

(6) -	Excludes special items identified in items (1), (2) and (3).
*
In the first quarter of 2017, CenturyLink adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 modified the presentation of net periodic pension and postretirement benefit costs and requires the service cost component to be reported separately from the other components in order to provide more useful information. Under ASU 2017-07, the service cost component of net periodic pension and postretirement benefit costs is required to be presented in the same expense category as the related salary and wages for the employee. The other components of the net periodic pension and postretirement benefit costs are required to be recognized in other (expense) income, net in CenturyLink's consolidated statements of operations. This change was applied on a retrospective basis to all previous periods to match the current period presentation. This retrospective application resulted in a $11 million reduction in operating income and a corresponding decrease in total other expense, net for the nine months ended September 30, 2016.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED)
(Dollars and shares in millions, except per share amounts)

	Three months ended				Nine months ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016

Net Income	$92		152		272		584

Less Special Items:
Special items (excluding tax items)	(31)	(1)	(35)	(3)	(172)	(5)	(69)	(7)
Special income tax items and income tax effect of other special items	9	(2)	13	(4)	35	(6)	26	(8)
Total impact of special items	(22)		(22)		(137)		(43)

Net income, excluding special items	114		174		409		627

Add back certain items arising from purchase accounting:
Amortization of customer base intangibles:
Qwest	167		183		513		561
Embarq	10		15		40		55
Savvis	7		15		22		46

Amortization of fair value adjustment of long-term debt:
Embarq	—		—		1		3
Qwest	—		(3)		(5)		(12)

Subtotal	184		210		571		653
Tax effect of items arising from purchasing accounting	(70)		(79)		(217)		(247)
Net adjustment, after taxes	114		131		354		406

Net income, as adjusted for above items	$228		305		763		1,033

Weighted average diluted shares outstanding	542.0		540.9		541.9		540.5

Diluted EPS (excluding special items)	$0.21		0.32		0.75		1.16

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.42		0.56		1.41		1.91

The above non-GAAP schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to CenturyLink's major acquisitions since mid-2009. Such presentation is not in accordance with generally accepted accounting principles but CenturyLink's management believes the presentation is useful to analysts and investors to understand the impacts of growing CenturyLink's business through acquisitions.

(1)
Costs related to CenturyLink's acquisition of Level 3 ($37million) offset by a favorable adjustment to the loss associated with the sale of CenturyLink's data centers and colocation business $37 million, interest expense ($44 million) related to CenturyLink's $6 billion term loan secured financing for the acquisition of Level 3 and interest income $13 million earned from the pre-funded escrow established with the term loan proceeds.

(2)	Income tax benefit of Items (1).
(3)
Includes severance costs associated with reduction in force initiatives ($4 million), integration costs associated with CenturyLink's acquisition of Qwest ($1 million), costs associated with a large billing system integration project ($7 million) and a net loss associated with early retirement of debt ($27 million), less an offsetting gain on the sale of a building $4 million.

(4)	Income tax benefit of Item (3).
(5)
Costs related to CenturyLink's acquisition of Level 3 ($65 million), interest expense ($44 million) related to CenturyLink's $6 billion term loan secured financing for the acquisition of Level 3 and interest income $13 million earned from the pre-funded escrow, a loss associated with the sale of CenturyLink's data centers and colocation business ($82 million), partially offset by the termination of depreciation and amortization expense related to CenturyLink's sale of the data centers and colocation business $50 million, which were substantially offset by additional depreciation expense adjustment recorded on real estate assets CenturyLink was required to reflect on its balance sheet as a result of not meeting the requirement of sale leaseback accounting ($44 million).

(6)	Income tax benefit of Item (5) $73 million, net of a tax benefit related to the sale of CenturyLink's data centers and colocation business ($38 million).
(7)
Includes severance costs associated with reduction in force initiatives ($25 million), integration costs associated with CenturyLink's acquisition of Qwest ($8 million) and costs associated with a large billing system integration project ($13 million) and a net loss associated with early retirement of debt ($27 million), less an offsetting gain on the sale of a building $4 million.

(8)	Income tax benefit of Item (7).

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED)
(Dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Total reportable segment revenues	$3,558	3,916	10,943	11,776
Total reportable segment expenses	1,913	2,068	5,720	6,009
Total reportable segment income	$1,645	1,848	5,223	5,767
Total segment income margin (segment income divided by segment revenues)	46.2%	47.2%	47.7%	49.0%

Enterprise
Revenues
Strategic services *	$949	1,078	3,031	3,224
Legacy services *	1,092	1,205	3,341	3,699
Data integration	130	161	370	398
Total revenues	2,171	2,444	6,742	7,321

Expenses	1,292	1,425	3,907	4,116

Segment income	$879	1,019	2,835	3,205
Segment income margin	40.5%	41.7%	42.0%	43.8%

Consumer
Revenues
Strategic services	$774	789	2,306	2,363
Legacy services	613	683	1,894	2,091
Data integration	—	—	1	1
Total revenues	1,387	1,472	4,201	4,455

Expenses	621	643	1,813	1,893

Segment income	$766	829	2,388	2,562
Segment income margin	55.2%	56.3%	56.8%	57.5%

*
During the second quarter of 2017, CenturyLink determined that certain of its legacy services, specifically its dark fiber network leasing, are more closely aligned with CenturyLink's strategic services than with its legacy services. As a result, CenturyLink now reflects these operating revenues as strategic services, and CenturyLink has reclassified certain prior period amounts to conform to this change. The revision resulted in an increase of revenue from strategic services and a corresponding decrease in revenue from legacy services of $12 million and $36 million for the three and nine months ended September 30, 2016, respectively.

In January 2017, CenturyLink implemented a new organizational structure designed to further strengthen its ability to attain its operational, strategic and financial goals. Prior to this reorganization, CenturyLink operated and reported as two segments, business and consumer. As a result of this reorganization, CenturyLink reassigned its information technology, managed hosting, cloud hosting and hosting area network services from its former business segment to a new non-reportable operating segment. In addition, CenturyLink changed the name of the predecessor business segment to enterprise segment. As of September 30, 2017 CenturyLink had the following two reportable segments: enterprise and consumer.

CenturyLink, Inc.
REVENUES
(UNAUDITED)
(Dollars in millions)

		Three months ended		Nine months ended
		September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Strategic services *
	Enterprise high-bandwidth data services (1)	$767	744	2,296	2,235
	Other enterprise strategic services (2)	182	334	735	989
	IT and managed services (3)	169	160	483	483
	Consumer broadband services (4)	673	674	1,995	2,023
	Other consumer strategic services (5)	101	115	311	340
	Total strategic services revenues	1,892	2,027	5,820	6,070

Legacy services *
	Enterprise voice services (6)	551	601	1,682	1,834
	Enterprise low-bandwidth data services (7)	289	339	905	1,056
	Other enterprise legacy services (8)	252	265	754	809
	Consumer voice services (6)	541	605	1,678	1,854
	Other consumer legacy services (9)	72	78	216	237
	Total legacy services revenues	1,705	1,888	5,235	5,790

Data integration
	Enterprise data integration	130	161	370	398
	IT and managed services data integration	4	2	14	3
	Consumer data integration	—	—	1	1
	Total data integration revenues	134	163	385	402

Other revenues
	High-cost support revenue (10)	165	171	501	518
	Other revenue (11)	138	133	392	401
	Total other revenues	303	304	893	919

Total revenues		$4,034	4,382	12,333	13,181

(1)	Includes MPLS, Ethernet and wavelength revenue
(2)	Includes primarily colocation, broadband, VOIP, video and fiber lease revenue
(3)	Includes primarily IT services, managed hosting, cloud hosting and hosting area network revenue
(4)	Includes broadband and related services revenue
(5)	Includes video and other revenue
(6)	Includes local and long-distance voice revenue
(7)	Includes private line (including special access) revenue
(8)	Includes UNEs, public access, switched access and other ancillary revenue
(9)	Includes other ancillary revenue
(10)	Includes CAF Phase 1, CAF Phase 2 and federal and state USF support revenue
(11)	Includes USF surcharges
*
During the second quarter of 2017, CenturyLink determined that certain of its legacy services, specifically its dark fiber network leasing, are more closely aligned with CenturyLink's strategic services than with its legacy services. As a result, CenturyLink now reflects these operating revenues as strategic services, and CenturyLink has reclassified certain prior period amounts to conform to this change. The revision resulted in an increase of revenue from strategic services and a corresponding decrease in revenue from legacy services of $12 million and $36 million for the three and nine months ended September 30, 2016, respectively.

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)

	As of	As of	As of
	September 30, 2017	June 30, 2017	September 30, 2016

	(In thousands)
Operating Metrics
Broadband subscribers	5,767	5,868	5,950
Access lines	10,506	10,733	11,231

CenturyLink's methodology for counting broadband subscribers and access lines may not be comparable to those of other companies.

Level 3 Parent, LLC
FINANCIAL RESULTS
THREE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three months ended September 30,
	2017	2016 (1)

Core Network Services Revenue	$1,963	1,929
Wholesale Voice Services Revenue	96	104
Total Revenue	2,059	2,033
Network Access Costs	678	675
Network Access Margin	67.1%	66.8%
Network Related Expenses (NRE) (2)	340	331
Selling, General & Administrative Expenses (SG&A) (2)	320	311
Non-cash Compensation Expense	33	43
Adjusted EBITDA (3)	721	716
Adjusted EBITDA, excluding acquisition-related expenses (3) (4)	752	716
Adjusted EBITDA Margin (3)	35.0%	35.2%
Adjusted EBITDA Margin, excluding acquisition-related expenses (3) (4)	36.5%	35.2%
Cash Flows from Operating Activities (5)	691	645
Capital Expenditures	322	364
Capital Expenditures, excluding acquisition-related capital expenditures (6)	318	364
Unlevered Cash Flow (3)	493	407
Unlevered Cash Flow, excluding acquisition-related expenses (3) (5)	503	407
Free Cash Flow (3)	369	281
Free Cash Flow, excluding acquisition-related expenses (3) (5)	379	281
Net Income	$157	143
Net Income per Common Share - Basic	$0.43	0.40
Weighted Average Shares Outstanding - Basic	363,471	359,561

(1) -	The reported third quarter 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.
(2) -	Excludes non-cash compensation expense.
(3) -	See schedule of non-GAAP metrics for definitions and reconciliation to GAAP measures.
(4) -	In the third quarter 2017, acquisition-related expenses were $31 million.
(5) -	In the third quarter 2017, cash paid for acquisition-related expenses was $10 million.
(6) -	In the third quarter 2017, acquisition-related capital expenditures were $4 million.

Level 3 Parent, LLC
CORE NETWORK SERVICE REVENUE
(UNAUDITED)
(Dollars in millions)

			3Q17 / 3Q16 Percent Change	3Q17 / 3Q16 Percent Change, Constant Currency

	3Q17	3Q16 (1)
North America	$1,597	$1,573	2%	2%
Wholesale	404	412	(2)%	(2)%
Enterprise	1,193	1,161	3%	3%

EMEA	$184	$180	2%	1%
Wholesale	57	58	(2)%	(5)%
Enterprise	113	105	8%	6%
UK Government	14	17	(18)%	(14)%

Latin America	$182	$176	3%	3%
Wholesale	35	37	(5)%	(8)%
Enterprise	147	139	6%	6%

Total CNS Revenue	$1,963	$1,929	2%	2%
Wholesale CNS	496	507	(2)%	(3)%
Enterprise CNS	1,467	1,422	3%	3%

(1) -	The reported third quarter 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.

Level 3 Parent, LLC and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Revenue	$2,059	2,061	2,033

Costs and Expenses
Network access costs	678	675	675
Network related expenses	345	337	337
Depreciation and amortization	333	330	319
Selling, general and administrative expenses	348	366	348
Total Costs and Expenses	1,704	1,708	1,679

Operating Income	355	353	354

Other Income (Expense):
Interest income	6	3	1
Interest expense	(134)	(132)	(139)
Other, net	6	(1)	1
Total Other Expense	(122)	(130)	(137)

Income Before Income Taxes	233	223	217

Income Tax Expense	(76)	(69)	(74)

Net Income	$157	154	143

Basic Earnings per Common Share:
Net Income per Share	$0.43	0.42	0.40
Weighted-Average Shares Outstanding (in thousands)	363,471	362,385	359,561

Diluted Earnings per Common Share:
Net Income per Share	$0.43	0.42	0.39
Weighted-Average Shares Outstanding (in thousands)	365,323	365,002	361,907

Level 3 Parent, LLC and Subsidiaries
CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(Dollars in millions)

	September 30, 2017	June 30, 2017	September 30, 2016

Assets

Current Assets:
Cash and cash equivalents	$2,252	1,056	1,569
Marketable securities	—	1,127	—
Restricted cash and securities	5	5	8
Receivables, less allowances for doubtful accounts	750	707	749
Other	136	141	131
Total Current Assets	3,143	3,036	2,457

Property, Plant and Equipment, net	10,485	10,392	10,167
Restricted Cash and Securities	29	29	31
Goodwill	7,741	7,737	7,736
Other Intangibles, net	761	809	967
Deferred Tax Assets	3,162	3,235	3,339
Other Assets	52	49	49
Total Assets	$25,373	25,287	24,746

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$704	693	728
Current portion of long-term debt	7	306	7
Accrued payroll and employee benefits	247	178	194
Accrued interest	95	97	135
Current portion of deferred revenue	276	262	263
Other	139	162	180
Total Current Liabilities	1,468	1,698	1,507

Long-Term Debt, less current portion	10,586	10,584	10,875
Deferred Revenue, less current portion	1,132	1,058	1,010
Other Liabilities	637	632	630
Total Liabilities	13,823	13,972	14,022

Stockholders' Equity	11,550	11,315	10,724
Total Liabilities and Stockholders' Equity	$25,373	25,287	24,746

Level 3 Parent, LLC and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Dollars in millions)

	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
Cash Flows from Operating Activities:
Net income	$157	154	143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	333	330	319
Non-cash compensation expense attributable to stock awards	33	39	43
Accretion of debt discount and amortization of debt issuance costs	4	4	5
Accrued interest on long-term debt, net	(2)	(4)	4
Deferred income taxes	70	57	62
Loss on sale of property, plant and equipment and other assets	6	—	—
Other, net	13	(3)	(4)
Changes in working capital items:
Receivables	(50)	10	85
Other current assets	(2)	(4)	—
Payables	7	(59)	(33)
Deferred revenue	38	—	(21)
Other current liabilities	84	37	42
Net Cash Provided by Operating Activities	691	561	645

Cash Flows from Investing Activities:
Capital expenditures	(322)	(328)	(364)
Change in restricted cash and securities, net	—	4	—
Purchases of marketable securities	—	(1,127)	—
Maturity of marketable securities	1,127	—	—
Proceeds from sale of property, plant and equipment and other assets	1	—	—
Net Cash Provided by (Used in) Investing Activities	806	(1,451)	(364)

Cash Flows from Financing Activities:
Payments on and repurchases of long-term debt and capital leases	(302)	(2)	(2)
Net Cash Used in Financing Activities	(302)	(2)	(2)

Effect of Exchange Rates on Cash and Cash Equivalents	1	1	(1)

Net Change in Cash and Cash Equivalents	1,196	(891)	278

Cash and Cash Equivalents at Beginning of Period	1,056	1,947	1,291

Cash and Cash Equivalents at End of Period	$2,252	1,056	1,569

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$130	129	127

Level 3 Parent, LLC:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or "in constant currency terms" are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Level 3 Parent, LLC and Consolidated Subsidiaries
QUARTERLY CONSTANT CURRENCY
(UNAUDITED)
(Dollars in millions)

		3Q16 FX	2Q17 FX				3Q16 FX		2Q17 FX

		3Q17 Constant Currency				3Q17/ 3Q16 % Change	3Q17 Constant Currency/ 3Q16 % Change(3)	3Q17/ 2Q17 % Change	3Q17 Constant Currency/ 2Q17 % Change(3)
	3Q17		3Q17 Constant Currency	3Q16(2)	2Q17

North America	$1,597	1,596	1,596	1,573	1,607	1.5%	1.5%	(0.6)%	(0.6)%
Wholesale	404	403	403	412	415	(1.9)%	(1.9)%	(2.7)%	(2.7)%
Enterprise	1,193	1,193	1,193	1,161	1,192	2.8%	2.8%	0.1%	0.1%

EMEA	$184	182	179	180	176	2.2%	0.5%	4.5%	2.0%
Wholesale	57	55	55	58	55	(1.7)%	(4.6)%	3.6%	(0.9)%
Enterprise	113	112	110	105	107	7.6%	5.7%	5.6%	3.7%
UK Govt	14	15	14	17	14	(17.6)%	(13.8)%	—%	0.5%

Latin America	$182	181	182	176	182	3.4%	2.9%	—%	(0.2)%
Wholesale	35	35	35	37	36	(5.4)%	(7.7)%	(2.8)%	(4.1)%
Enterprise	147	146	147	139	146	5.8%	5.7%	0.7%	0.8%

Total CNS Revenue	1,963	1,959	1,957	1,929	1,965	1.8%	1.5%	(0.1)%	(0.4)%
Wholesale	496	493	493	507	506	(2.2)%	(2.8)%	(2.0)%	(2.6)%
Enterprise (1)	1,467	1,466	1,464	1,422	1,459	3.2%	3.1%	0.5%	0.4%

Total CNS Revenue Wholesale	$1,963	1,959	1,957	1,929	1,965	1.8%	1.5%	(0.1)%	(0.4)%

Wholesale Voice Services	$96	97	97	104	96	(7.7)%	(6.9)%	—%	0.1%

Total Revenues	$2,059	2,056	2,054	2,033	2,061	1.3%	1.1%	(0.1)%	(0.3)%

(1)	Includes UK Government
(2)	The 2016 results have been adjusted to reflect changes made to customer assignments between the wholesale and enterprise channels as of the beginning of 2017.
(3)	Percentages are calculated using whole numbers. Minor differences may exist due to rounding.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Income.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Network Access Costs includes leased capacity, right-of-way costs, access charges, satellite transponder lease costs and other third party costs directly attributable to providing access to customer locations from the Level 3 network, but excludes Network Related Expenses, and depreciation and amortization. Network Access Costs do not include any employee expenses or impairment expenses; these expenses are allocated to Network Related Expenses or Selling, General and Administrative Expenses.

Network Related Expenses includes certain expenses associated with the delivery of services to customers and the operation and maintenance of the Level 3 network, such as facility rent, utilities, maintenance and other costs, each related to the operation of its communications network, as well as salaries, wages and related benefits (including non-cash stock-based compensation expenses) associated with personnel who are responsible for the delivery of services, operation and maintenance of its communications network, and accretion expense on asset retirement obligations, but excludes depreciation and amortization.

Network Access Margin ($) is defined as total Revenue less Network Access Costs from the Consolidated Statements of Income, and excludes Network Related Expenses.

Network Access Margin (%) is defined as Network Access Margin ($) divided by total Revenue. Management believes that network access margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to Level 3 after it pays third party network services costs; in essence, a measure of the efficiency of Level 3’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Income before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Level 3 Parent, LLC
ADJUSTED EBITDA METRIC
(UNAUDITED)
(Dollars in millions)

	3Q17	3Q16
Net Income	$157	143
Income Tax Expense	76	74
Total Other Expense	122	137
Depreciation and Amortization	333	319
Non-Cash Stock Compensation	33	43
Adjusted EBITDA	$721	716
Add back: Acquisition-Related Expenses	31	—
Adjusted EBITDA Excluding Acquisition-Related Expenses	$752	716

Total Revenue	$2,059	2,033
Adjusted EBITDA Margin	35.0%	35.2%
Adjusted EBITDA Excluding Acquisition-Related Expenses Margin	36.5%	35.2%

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of Level 3’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of Level 3 and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding acquisition-related expenses) to compare Level 3’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with Level 3’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of Level 3.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from Level 3’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without acquisition-related expense adjustments) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of Level 3 and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure Level 3’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the Level 3’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure Level 3’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Level 3 Parent, LLC
UNLEVERED CASH FLOW AND FREE CASH FLOW
(UNAUDITED)
(Dollars in millions)

	3Q17	3Q16
Net Cash Provided by Operating Activities	$691	645
Capital Expenditures	(322)	(364)
Free Cash Flow	369	281
Cash Interest Paid	130	127
Interest Income	(6)	(1)
Unlevered Cash Flow	$493	407

Free Cash Flow	$369	281
Add back: Cash Acquisition-Related Expenses	10	—
Free Cash Flow Excluding Cash Acquisition-Related Expenses	$379	281

Unlevered Cash Flow	$493	407
Add back: Cash Acquisition-Related Expenses	10	—
Unlevered Cash Flow Excluding Cash Acquisition-Related Expenses	$503	407

Debt is defined as total gross debt, including capital leases from the Footnotes to the Consolidated Financial Statements.

Net Debt to Last Twelve Months (LTM) Adjusted EBITDA Ratio is defined as Debt, reduced by cash and cash equivalents and divided by LTM Adjusted EBITDA Excluding Acquisition-Related Expenses.

Level 3 Parent, LLC and Consolidated Subsidiaries
LTM ADJUSTED EBITDA
(UNAUDITED)
(Dollars in millions)

	4Q16	1Q17	2Q17	3Q17	Total: LTM
Total Revenue	$2,032	2,048	2,061	2,059	8,200
Network Access Costs	(680)	(691)	(675)	(678)	(2,724)
Network Related Expenses	(332)	(336)	(337)	(345)	(1,350)
Selling, General and Administrative Expenses	(346)	(364)	(366)	(348)	(1,424)
Add back: Non-Cash Compensation Expenses	35	48	39	33	155
Adjusted EBITDA	$709	705	722	721	2,857

Add back: Acquisition-Related Expenses	15	20	22	31	88
Adjusted EBITDA Excluding Acquisition-Related Expenses	$724	725	744	752	2,945

Level 3 Parent, LLC and Consolidated Subsidiaries
NET DEBT TO LTM ADJUSTED EBITDA RATIO
AS OF SEPTEMBER 30, 2017
(UNAUDITED)
(Dollars in millions)

Debt	10,705
Cash and Cash Equivalents	(2,252)
Net Debt	8,453
LTM Adjusted EBITDA Excluding Acquisition-Related Expenses	2,945
Net Debt to LTM Adjusted EBITDA Ratio	2.9

Outlook

	Metrics(1)	2017 Outlook
	Adjusted EBITDA	$2.94 to $3.00 billion
	Free Cash Flow	$1.10 to $1.16 billion
	GAAP Interest Expense	$540 million
	Cash Interest Expense	$520 million
	Capital Expenditures	16% of Total Revenue
	Depreciation and Amortization	$1.35 billion
	Cash Income Tax	$40 million
	Non-cash Compensation Expense	$170 million
	Full Year Income Tax Rate	~38%
(1)	All outlook measures exclude CenturyLink acquisition-related expenses.

In order to provide our outlook with respect to non-GAAP metrics, we are required to indicate a range for GAAP measures that are components of the reconciliation of the non-GAAP metric. The provision of these ranges is in no way meant to indicate that Level 3 is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, Level 3 has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While Level 3 feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

Level 3 Parent, LLC and Consolidated Subsidiaries
OUTLOOK
(UNAUDITED)
(Dollars in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2017
	Range
	Low	High
Net Income	$500	590
Income Tax Expense	330	360
Total Other Expense	570	550
Depreciation and Amortization Expense	1,360	1,340
Non-Cash Compensation Expense	180	160
Adjusted EBITDA	$2,940	3,000

Free Cash Flow Outlook
Twelve Months Ended December 31, 2017
	Range
	Low	High
Net Cash Provided by Operating Activities	$2,420	2,520
Capital Expenditures	(1,320)	(1,360)
Free Cash Flow	$1,100	1,160